MillerKnoll, Inc. Preventing Unlawful Insider Trading: Disclosure and Trading Guidelines General Information The federal securities laws prohibit individuals with access to material information which has not been widely disseminated to the public, absorbed and evaluated (commonly referred to as “material nonpublic information”) from: (1) engaging in transactions in the Company’s securities, or (2) divulging material nonpublic information to enable others to trade on such information (“tipping”). As employees or members of the Board of Directors (“Board Directors”), you may come into possession of material nonpublic information. If you effect transactions in the Company’s securities while in the possession of material nonpublic information or engage in tipping, then you, and possibly the Company, could be subject to private lawsuits for damages and/or to civil or criminal proceedings by state and/or federal governmental authorities. Liability arising from such violations is often significant. For instance, the Securities and Exchange Commission (“SEC”) is authorized to seek civil money damages of up to three times the profit gained or loss avoided through unlawful insider trading. This policy applies to all employees and Board Directors during their employment or directorship with the Company, and to any period after their employment or directorship with the Company for so long as such persons possess material nonpublic information about the Company. Disclosure Guidelines In discussing matters pertaining to the Company, all employees and members of the Board of Directors (“Board Directors”) must comply with the following parameters: 1. Matters that you may discuss include the following: (a) Information that has been published and widely disseminated, such as that contained in the Company’s annual report to shareholders, reports on Form 8-K, Form 10-K and Form 10-Q, proxy statements and press releases, so long as you limit your discussion to the information that has been published and disseminated. (b) General industry and economic trends, to the extent they do not involve specific information about the Company. (c) Routine, immaterial, aspects of the Company’s business involving products, plants, employees, customers and production. Requests and questions from investors, analysts, the press, or other outsiders should not be responded to, and should instead be referred to either the Company’s VP of Investor Relations or to the General Counsel (each a “Monitor” and together the “Monitors”). Only a limited, specified number of Company personnel are authorized to speak on the Company’s behalf. 2. You may not discuss outside the Company any material nonpublic information about the Company. In general, information should be considered “material” if it could be expected that a reasonable investor would attach significance to the information in reaching an investment decision involving the Company’s securities. Determining whether information is material is subjective; accordingly, employees should discuss such issues with a Monitor or other designated Company personnel if there is any doubt on whether information is material. Discussion of material nonpublic information with other Company personnel should also be limited to the extent reasonably necessary in connection with your employment. 3. For example, matters that you may not discuss outside the Company (including in any social media posts or other manner that is generally available to outsiders via the internet), except to the extent the Company has publicly announced and widely disseminated them, include any of the following: (a) Actual or projected sales, earnings, significant capital expenditures or significant borrowings. (b) Any action or event that had or is likely to have a significant effect on the Company's anticipated annual sales or earnings or that may result in a special or extraordinary charge against earnings (e.g., a large customer contract award, a product recall).

(c) Any non-routine action or event such as a proposed joint venture, merger, acquisition or disposition of shares or assets; major new products, discoveries or services; a change in control or a significant change in management; major financing; significant litigation; a significant change in capital investment plans; significant change in operating or financial circumstances; significant labor disputes; significant layoffs; a cybersecurity incident; a tender offer for another company’s securities; and significant changes in the Company’s asset values, products or lines of business. As an additional reminder, any of the types of prohibited information described above that may come to your attention regarding other businesses because of the Company’s relationship with that entity should not be publicly disclosed. Trading Prohibitions and Guidelines You may not purchase or sell Company securities while in possession of material nonpublic information. You are also prohibited from trading in the securities of any other company if you possess material nonpublic information concerning that company that was obtained in the course of your employment. For Board Directors and those persons designated as officers for purposes of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder (“Executive Officers”), and those certain other persons that are members of the Company’s Leadership Team (“LT Members”), these transactions require prior Company approval in the manner described below under "Additional Rules Applicable to Form 4 Filers and LT Members”. Paragraphs 1 and 3 below apply to all employees and Board Directors. Paragraphs 4 through 7 below apply only to employees at the director level and above and other employees designated from time to time by a Monitor as being likely to come into possession of material nonpublic information (collectively “Designated Employees”) and Board Directors. ALL EMPLOYEES & BOARD DIRECTORS: 1. Transactions involving the Company’s securities are prohibited at all times if you have knowledge of material nonpublic information about the Company. Transactions in the Company’s securities are prohibited until the close of the first full trading day after public disclosure of material nonpublic information. In general, information is “public” if it has been widely disseminated to the public, for example, through major newswires or filing with the SEC. If you have any questions on whether information has been publicly disclosed, please discuss with a Monitor. 2. Bona fide gifts of Company securities are generally excluded from the restrictions of this policy; however, such gifts are subject to reporting for Executive Officers and Board Directors and are therefore subject to pre-transaction review as set forth under "Additional Rules Applicable to Form 4 Filers and LT Members” below. 3. Employees and Board Directors are prohibited from hedging the economic risk of their ownership of Company securities, including through the use of short-selling, options, puts and calls or other derivatives such as swaps, forwards and futures related to our stock, and are prohibited from pledging Company stock. DESIGNATED EMPLOYEES & BOARD DIRECTORS: 4. Transactions in the Company’s securities are prohibited starting four (4) weeks before the end of any fiscal quarter and ending at the close of the first full trading day after public release of the Company’s quarterly or annual financial results (the “blackout period”). 5. Transactions in the Company’s securities are prohibited during periods that the Company has designated as a limited trading period (also known as “event-specific blackouts”) unless the Board Director or Designated Employee obtains the prior approval of the General Counsel. For example, limited trading periods would occur if the Company is actively involved in negotiations for the acquisition of a significant business. The Company may notify you that you are subject to a limited trading period, in which case you must refrain from trading in the Company’s securities. Such Designated Employees, Executive Officers and Board Directors may not disclose to any other person (including any other employee) that the event-specific blackout has been imposed. 6. Board Directors and Designated Employees are not prohibited from exercising stock options during any of the foregoing periods, however, the options must be exercised by paying cash for the exercise price and tax withholding and the shares received must be held during the period in which trading is prohibited. A pre-clearance is still required for Board Directors and Executive Officers for an exercise of an option even if the shares so acquired will not be sold, and Board Directors and Executive Officers must still file a timely Form 4 reporting such an exercise (see "Additional Rules Applicable to Form 4 Filers and LT Members” below).

7. The purchase of Company securities under the Company’s Employee Stock Purchase Plan or any 401(k) plan sponsored by the Company or any subsidiary, each pursuant to an existing election, is not prohibited during blackout periods. However, Board Directors and Designated Employees may not change their election or enrollment in the Company’s Employee Stock Purchase Plan or any such 401(k) plan during a blackout period or otherwise during a time when such person is in possession of material nonpublic information. Rule 10b5-1 Plans Rule 10b5-1 under the Exchange Act provides an affirmative defense against a claim of insider trading if an insider’s trades are made pursuant to a written plan that was adopted in good faith at a time when the insider was not aware of material nonpublic information. It is the Company’s policy that employees and Board Directors may make trades pursuant to a Rule 10b5-1 plan provided that such plan complies with the provisions of Rule 10b5-1, including, without limitation, the requirement that no purchases or sales may occur until the expiration of a cooling off period that is thirty days after the adoption or modification of a Rule 10b5-1 plan (and any applicable longer cooling off period that is applicable for Executive Officers and Board Directors). Notwithstanding any other provision of this policy, LT Members and Board Directors must also comply with the Supplemental Policy on Use of 10b5-1 Plans. Additional Rules Applicable to Form 4 Filers and LT Members Section 16 of the Exchange Act applies to all Board Directors, Executive Officers, and their family members (“insiders”). Section 16(b) provides that any “short-swing” profit realized by any insider from any combination of a purchase and sale or sale and purchase of any of the Company’s equity securities within any six-month period is recoverable by the Company. Liability is strictly imposed under Section 16(b) regardless of intent or possession or use of material nonpublic information. Further, the Company may not waive its right to recover this “profit.” Section 16(a) requires that Board Directors and Executive Officers file reports of most transactions in the Company’s securities with the SEC within two (2) business days of each transaction. Transactions for reporting purposes generally include any change in ownership, including option grant, stock grant, or exercise of options. To avoid any liability under Section 16(b), to assist in the timely filing of transaction reports under Section 16(a) and to otherwise ensure compliance with applicable securities laws, we require that insiders and LT Members adhere to the following guidelines: 1. Pre-Transaction Review. Prior to consummating any transaction in the Company’s securities, Board Directors, Executive Officers and LT Members must obtain pre- clearance from a Monitor. This pre-transaction review is also intended to help ensure compliance with Rule 144 (which sets the conditions under which restricted (unregistered) and control securities can be sold), assist in the preparation of required reports, and avoid inadvertent insider trading violations. Notice of an intention to purchase or sell, including gifts, must be given to a Monitor, or in their absence to the Treasury Department, at least two (2) business days before any transaction. If a Monitor approves the transaction, then an e-mail approving the transaction will be sent in response and such trade may only be executed within 48 hours (after such time, a new approval would be required). If the insider or LT Member becomes aware of material nonpublic information before the trade is executed, the pre-clearance is void and the trade must not be completed. Transactions not effected within the time limit become subject to pre-clearance again. If an insider or LT Member seeks pre- clearance and permission to engage in the transaction is denied, then he or she should refrain from initiating any transaction in securities of the Company, and should not inform any other person of the restriction. For clarity, guidelines 2 through 5 below apply only to insiders. 2. Preparation of Required Reports. While the Company will assist in the preparation and filing of Form 4 and 5 reports, the ultimate legal responsibility for the accuracy and filing of these reports remains with the Executive Officer or Board Director. The Treasury Department will prepare any Form 3 upon an individual’s assumption of Board Director or Executive Officer status. Thereafter, the Treasury Department will prepare a Form 4 or Form 5 upon notification regarding the acquisition or disposition (including gifts) of Company securities as determined necessary. The report will be sent to the SEC electronically and will be executed through a power of attorney if the power of attorney has been supplied. Please note that Form 4 reports are required to be filed within two (2) days following the transaction. Form 5 reports are required to be filed within forty-five (45) days after the end of the Company’s fiscal year.

3. Checklist. In addition to pre-clearing your transaction with a Monitor, before proceeding with the acquisition or disposition of any of the Company’s securities, please review the following checklist. (a) If a sale is proposed by you or any member of your immediate family, make sure that: (i) Neither you nor any member of your immediate family has made any purchases of the Company’s stock (or securities convertible into the Company’s stock) within the past six months; and (ii) No purchases by you or any member of your immediate family are anticipated within the next six months. (b) If a purchase is proposed by you or any member of your immediate family, make sure that: (i) Neither you nor any member of your immediate family has made any sales of the Company’s stock (or securities convertible into the Company’s stock) within the past six months; and (ii) No sales are anticipated or required to be made within the next six months by you or any member of your immediate family. 4. Rule 144. In addition, Board Directors and Executive Officers will need to comply with the requirements of Rule 144 when selling any Company securities. This will include the preparation and filing of any required Form 144. Beginning on April 13, 2023, electronic filing on EDGAR will be required. Your broker will assist you in completing the required forms. If you have any questions, please contact a Monitor. 5. Notice of Sale Transactions. Sales of Company stock by Executive Officers and Board Directors often attract the attention of market observers who may mischaracterize the intent or reason for the sale of Company stock. Accordingly, to enhance internal communications, a Monitor may inform the Company’s CEO and/or Board Chairman of certain sale transactions in advance of such transactions, as well as the reason the shares are being sold (if known). Approved – April 2024

MillerKnoll, Inc. Supplement to Insider Trading Policy - Use of 10b5-1 Plans Rule 10b5-1 under the Exchange Act provides an affirmative defense against a claim of insider trading if an insider’s trades are made pursuant to a written plan that was adopted in good faith at a time when the insider was not aware of material nonpublic information. A Rule 10b5-1 plan (“10b5-1 Plan”) is intended to allow the shareholder to trade in the Company’s securities, while preventing the holder exercising discretion over how, when or whether to trade once the plan is adopted. This policy Supplement must be read in conjunction with the Company’s policy on Preventing Unlawful Insider Trading: Disclosure and Trading Guidelines (the “Insider Trading Policy”). Capitalized terms used but not defined in this Supplement shall have the definitions set forth in the Insider Trading Policy. A. Policy Notwithstanding any other provision of the Insider Trading Policy, it is the Company’s policy that members of the Leadership Team (“LT Member”) and Board Directors may make trades pursuant to a 10b5-1 Plan provided that (i) such plan meets the requirements of Rule 10b5-1, (ii) such plan was adopted at a time when the LT Member or Board Director would otherwise have been able to trade under the Insider Trading Policy, and (iii) adoption of the plan was expressly authorized by a Monitor prior to entering into the plan. Note that trades made pursuant to 10b5-1 Plans by LT Members and Board Directors must still be reported to a Monitor on the date of any such trade. Please be aware that a trade made pursuant to a 10b5-1 Plan must be so disclosed in any required Form 4 or Form 5 report. B. Restrictions on use of 10b5-1 Plans 1. 10b5-1 Plans may only be established during an open trading window and will require certification by the LT Member or Board Director that s/he is not in possession of material nonpublic information. 2. All 10b5-1 Plans must set up a trading schedule in advance. 10b5-1 Plans must not include any provisions that delegate discretion to the broker on trading decisions. 3. The term of a 10b5-1 Plan must be a minimum of six months in duration, up to a maximum of two years. 4. 10b5-1 Plans may not be modified or suspended, other than during open trading windows. Additionally, any proposed change, suspension or termination is subject to prior review and approval by the Company’s General Counsel. 5. When establishing or amending a 10b5-1 Plan by the Executive Officer or Board Director, no purchases or sales may occur until expiration of a cooling-off period ending on the later of ninety days after the adoption or modification of a Rule 10b5-1 plan, and two business days following the disclosure of the Company’s financial results in a Form 10-Q or Form 10-K for the completed fiscal quarter in which the plan was adopted or modified; provided, however, that in no event shall the required cooling-off period exceed one hundred twenty days. When establishing or amending a 10b5-1 Plan by all other employees, no purchases or sales may occur until the expiration of a cooling off period that is thirty days after the adoption or modification of a Rule 10b5-1 Plan. 6. No individual may adopt more than one Rule 10b5-1 Plan at a time, except as specifically permitted by Rule 10b5-1. 7. No 10b5-1 Plan may be adopted, except as specifically permitted by Rule 10b5-1, unless it meets the twelve-month limitation on single transaction plans set forth in Rule 10b5-1. 8. A Form 144 must be electronically filed on EDGAR. Your broker will assist you in completing the required forms. Approved – April 2024